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                                                                    Exhibit 23.5


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the inclusion in this Registration Statement of Baan
Company, N.V., on Form F-4 (Registration No.          ) of our reports dated
January 28, 1997, except for Note 12 as to which the date is March 18, 1997, on our audits of the financial statements and financial statement schedule of Aurum Software, Inc. as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995, and 1994. We also consent to the reference to our firm under the caption "Experts."

                                                   /s/ Coopers & Lybrand L.L.P.
San Jose, California
July 22, 1997